CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (3)
Class A Common Shares, without par value	3,463,162	17.99	62,302,285	$7,221

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional number of Class A Common Shares as may be issued from time to time as a result of stock splits, stock dividends or similar transactions.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act on the basis of the average of the high and low price paid per Class A Common Share, as reported on the New York Stock Exchange on June 30, 2017, in accordance with Rule 457(c) under the Securities Act.

(3)
Calculated in accordance with Rules 457(c) and 457(r) under the Securities Act. Payment of the registration fee at the time of filing of the registrant’s registration statement on Form S-3, filed with the Securities and Exchange Commission (“SEC”) on August 18, 2016 (File No. 333-213190), was deferred pursuant to Rules 456(b) and 457(r) under the Securities Act, and is paid herewith. This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in such registration statement.

________________

Filed Pursuant to Rule 424(b)(7)
Registration No. 333-213190

Prospectus Supplement
(To Prospectus dated August 18, 2016)

DSW Inc.
3,463,162 Class A Common Shares
without par value

________________

This prospectus supplement relates to our Class A Common Shares being sold by the selling shareholders identified in this prospectus supplement pursuant to a share exchange agreement among the selling shareholders, Ann S. Deshe, Susan S. Diamond and the other parties thereto (collectively, the “Buyers”). Pursuant to the share exchange agreement, the selling shareholders are selling Class A Common Shares in an exchange with the Buyers for Class B Common Shares currently owned by the Buyers. The sale is being made directly to the Buyers in a privately negotiated transaction and is subject to the terms and conditions of the share exchange agreement. There is no assurance that the transaction will close. We will not receive any of the proceeds from the sale of our Class A Common Shares by the selling shareholders. See “Selling Shareholders.”
We are not selling any securities under this prospectus supplement and accompanying prospectus, and we will not receive any of the proceeds from the sale of the Class A Common Shares offered by this prospectus supplement and accompanying prospectus. We will bear all expenses incident to registration, offering and sale of Class A Common Shares, other than commissions, fees and discounts of underwriters, brokers, dealers and agents.
Our Class A Common Shares are listed on the New York Stock Exchange under the symbol “DSW.” The closing market price of our Class A Common Shares on July 6, 2017 was $17.32 per share.
The Buyers have agreed to acquire 3,463,162 of our Class A Common Shares from the selling shareholders in exchange for 3,463,162 of our Class B Common Shares. The selling shareholders will receive 3,463,162 Class B Common Shares in the sale and will not receive any monetary proceeds from the sale.
Our principal executive offices and headquarters are located 810 DSW Drive, Columbus, Ohio 43219, and our telephone number is (614) 237-7100.

An investment in our Class A Common Shares involves a high degree of risk. Before investing in our Class A Common Shares, we recommend that you carefully read this entire prospectus supplement and accompanying prospectus, including the information under the heading “Risk Factors” on page S-5 and the risk factors included in our filings made with the Securities and Exchange Commission that are incorporated by reference in this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is July 7, 2017.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and accompanying prospectus. We have not authorized, and the selling shareholders may not authorize, any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the selling shareholders are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and accompanying prospectus is accurate only as of the date on the front cover of this prospectus supplement and the accompanying prospectus. Our business, financial condition, results of operations and prospectus may have changed since that date.

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is the prospectus supplement, which describes the specific sale of the Class A Common Shares the selling shareholders are offering hereunder and certain other matters related to our financial condition. The second part, the accompanying prospectus, gives more general information about the securities the selling shareholders may offer from time to time, some of which may not apply to the Class A Common Shares they are offering hereunder.
This prospectus supplement and accompanying prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, on behalf of the selling shareholders using a continuous offering process. Under this continuous offering process, the selling shareholders may, from time to time, until the registration statement is withdrawn from registration by us, sell the Class A Common Shares being offered pursuant to this prospectus supplement and accompanying prospectus in one or more offerings.
As permitted under the rules of the SEC, this prospectus supplement and accompanying prospectus incorporates important information about us that is contained in documents that we file with the SEC but that are not included in or delivered with this prospectus supplement and accompanying prospectus. You may obtain copies of these documents, without charge, from the website maintained by the SEC at www.sec.gov as well as other sources. See “Where You Can Find More Information.”
You should rely only on the information contained in this prospectus supplement and the accompanying prospectus, including the content of all documents now or in the future incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus forms a part. The selling shareholders may not authorize anyone to provide you with different information. We are not, and the selling shareholders are not, making an offer of the Class A Common Shares to be sold under this prospectus supplement and accompanying prospectus in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement and accompanying prospectus is accurate as of any date other than the date on the front cover of this prospectus supplement and accompanying prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. Other than as required by law, we undertake no obligation to publicly update or revise such information, whether as a result of new information, future events or any other reason. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.
As used in this prospectus supplement and accompanying prospectus, except as otherwise specified, all references to “DSW,” “registrant,” “Company,” “we,” “us,” “our,” and similar references are to DSW Inc., an Ohio corporation, and its consolidated subsidiaries.

Prospectus Supplement Summary
This summary highlights certain information contained elsewhere in this prospectus supplement, the accompanying prospectus or the documents that are incorporated by reference herein. You should read this entire prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein, including the section entitled “Risk Factors” in this prospectus supplement, the accompanying prospectus and in our Annual Report on Form 10-K for the fiscal year ended January 28, 2017, and in other reports we file with the SEC, before deciding whether to invest in our common stock. In addition, this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein include forward-looking information that involves risks and uncertainties. See “Forward-Looking Statements.”
The Company
DSW Inc. was incorporated in the state of Ohio in 1969, and we opened our first DSW store in Dublin, Ohio in 1991. DSW is the destination for fabulous footwear and accessory brands at a great value every single day. With a breathtaking assortment of shoes, handbags and accessories for women, men and kids in 510 stores nationwide and on dsw.com, DSW strives to delight customers with finding the perfect shoe at an incredible price. Our DSW stores average approximately 21,000 square feet and carry approximately 22,000 pairs of shoes. In addition, our DSW Rewards loyalty program means shopping comes with perks; members earn points towards certificates every time they purchase. We believe this combination of assortment, convenience and value differentiates us from our competitors and appeals to consumers from a broad range of socioeconomic and demographic backgrounds.
As a segment of DSW Inc., the Affiliated Business Group (“ABG”) partners with multi-category retailers to develop strategies and business models for targeted shoe assortments. ABG provides service to 349 store locations and e-commerce channels through leased partnerships with Stein Mart, Gordmans and Frugal Fannie’s.
We also have an equity investment in Town Shoes Limited (“Town Shoes”). Town Shoes is the market leader in branded footwear in Canada, with sales of over $345 million Canadian dollars (“CAD”) in fiscal 2016. As of January 28, 2017, Town Shoes operated 182 locations across Canada under The Shoe Company, Shoe Warehouse, Town Shoes and DSW banners, as well as an e-commerce site. In 2014, we entered into a licensing agreement with Town Shoes, which allows Town Shoes to use the DSW Designer Shoe Warehouse tradename for their new larger concept Canadian stores. As of January 28, 2017, there are 23 DSW Designer Shoe Warehouse stores in Canada.
To find out where you can obtain copies of our documents that have been incorporated by reference, see “Where You Can Find More Information.”

The Offering

Selling Shareholders	Schottenstein RVI, LLC Schottenstein SEI, LLC

Common stock offered by Selling Shareholders	3,463,162 Class A Common Shares

Common stock outstanding before and after this offering	72,276,245 Class A Common Shares and 7,732,786 Class B Common Shares, as of July 6, 2017.

Listing	Our Class A Common Shares are listed on the New York Stock Exchange under the symbol “DSW.”

Use of proceeds	We will not receive any of the proceeds from the sale of shares by the selling shareholders.

Risk factors
You should carefully read and consider the information set forth under “Risk Factors” and any risk factors described in the documents we incorporate by reference, as well as all the other information set forth in this prospectus supplement, the accompanying prospectus and in the documents we incorporate by reference, before investing in our Class A Common Shares.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains or incorporates by reference what we believe are “forward-looking statements,” as that term is defined under the Private Securities Litigation Reform Act of 1995, based on current expectations that involve a number of risks and uncertainties. Such forward-looking statements are generally, though not always, preceded by words such as “anticipates,” “expects,” “believes,” “projects,” “intends,” “plans,” “estimates,” and similar terms that connote a view to the future and are not merely recitations of historical fact. Such statements are made solely on the basis of our current views and perceptions of future events, and there can be no assurance that such statements will prove to be true. Any or all of the forward-looking statements in this prospectus may turn out to be incorrect. They may be based on inaccurate assumptions or may not account for known or unknown risks and uncertainties. Consequently, no forward-looking statement is guaranteed, and our actual future results may vary materially from the results expressed or implied in our forward-looking statements. The cautionary statements in, or incorporated by reference into, this prospectus or any prospectus supplement expressly qualify all of our forward-looking statements. In addition, we are not obligated, and do not intend, to update any of our forward-looking statements at any time unless an update is required by applicable securities laws, and we make no commitment to disclose any facts, events, or circumstances that may affect the accuracy of any forward-looking statement. Further information covering issues that could materially affect financial performance is contained in our periodic filings with the SEC.
You should understand that the risks, uncertainties, factors and assumptions discussed in or incorporated by reference into this prospectus, including, but not limited to, the following important factors and assumptions, could cause actual results to differ materially from those expressed in the forward-looking statements:

•	our success in opening and operating new stores on a timely and profitable basis;

•	maintaining strong relationships with our vendors;

•	our ability to anticipate and respond to fashion trends;

•	our success in meeting customer expectations;

•	disruption of our distribution and/or fulfillment operations;

•	continuation of supply agreements and the financial condition of our affiliated business partners;

•	fluctuation of our comparable sales and quarterly financial performance;

•	risks related to our information systems and data;

•	failure to retain our key executives or attract qualified new personnel;

•	our competitiveness with respect to style, price, brand availability and customer service;

•	our reliance on our DSW Rewards program and marketing to drive traffic, sales and customer loyalty;

•	uncertain general economic conditions;

•	our reliance on foreign sources for merchandise and risks inherent to international trade;

•	risks related to our handling of sensitive and confidential data;

•	risks related to leases of our properties;

•	risks related to prior and current acquisitions;

•	foreign currency exchange risk; and

•	risks related to our cash and investments.

THE OFFERING
This prospectus supplement relates to the resale of Class A Common Shares held by the selling shareholders identified under the caption “Selling Shareholders” in this prospectus supplement. The Class A Common Shares to which this prospectus supplement relates are being sold by the selling shareholders pursuant to a share exchange agreement in a privately negotiated transaction. These shares were acquired by the selling shareholders from us upon a two-for-one forward stock split of our Class B Common Shares, without par value, where each outstanding Class B Common Share was split into one Class A Common Share and one Class B Common Share, as described in this prospectus supplement under the caption “Selling Shareholders.”

RISK FACTORS

Investing in our Class A Common Shares involves risk. Before making an investment decision, you should consider carefully all of the information set forth in this prospectus supplement and accompanying prospectus and the documents incorporated by reference into this prospectus supplement and accompanying prospectus, unless expressly provided otherwise, including, in particular, the risk factors described in our Annual Report on Form 10-K for the fiscal year ended January 28, 2017, our Quarterly Report on Form 10-Q for the quarter ended April 29, 2017, and certain of our other filings with the SEC. These risks could materially affect our business, results of operations or financial condition and cause the value of our Class A Common Shares to decline.
USE OF PROCEEDS
The proceeds from the sale of the Class A Common Shares to which this prospectus supplement and accompanying prospectus relates are solely for the account of the selling shareholders. We will not receive any proceeds from the sale of Class A Common Shares offered pursuant to this prospectus supplement and accompanying prospectus.
SELLING SHAREHOLDERS
This prospectus supplement covers the sale by the selling shareholders of 3,463,162 Class A Common Shares in an exchange with the Buyers for Class B Common Shares currently owned by the Buyers. These Class A Common Shares were acquired by the selling shareholders from us upon a two-for-one forward stock split of our Class B Common Shares, without par value, where each outstanding Class B Common Share was split into one Class A Common Share and one Class B Common Share. Because the offering relates to the exchange by the selling shareholders of these Class A Common Shares for Class B Common Shares owned by the Buyers, and because Jay L. Schottenstein has and will have sole voting power pursuant to the Deshe/Diamond Voting Agreement (as defined below) over (i) the Class B Common Shares currently held by the Buyers and (ii) the Class A Common Shares the Buyers will receive if the offering is completed, as well as over all Class A Common Shares and/or Class B Common Shares held by the Buyers, both before and after the offering, Jay L. Schottenstein’s beneficial ownership of our Class A Common Shares, calculated based on Rule 13d-3(d)(1)(i) of the Exchange Act, will not change as a result of the offering.
The following table sets forth the name of the selling shareholders, the number of shares owned by the selling shareholders prior to this offering, the number of shares offered under this prospectus supplement and accompanying prospectus, and the number of our Class A Common Shares to be owned by the selling shareholders after this offering is completed, assuming that all offered shares are sold as contemplated herein and thereafter none of the offered shares will be held by the selling shareholders:

	Class A Shares Beneficially Owned Prior to Offering (1)			Class A Shares Beneficially Owned After Offering
Selling shareholders	Number	Percent	Class A Shares Offered	Number	Percent
Schottenstein RVI, LLC	7,298,593	9.6%	3,406,598	7,298,593	9.2%
Schottenstein SEI, LLC	586,184	0.81%	56,564	586,184	0.81%

(1) Calculated based on Rule 13d-3(d)(1)(i) of the Exchange Act using 72,276,245 Class A Common Shares outstanding as of July 6, 2017. Jay Schottenstein may be deemed the beneficial owner of 15,010,196 Class A Common Shares in the aggregate, including those owned by Schottenstein RVI, LLC (“Schottenstein RVI”) and Schottenstein SEI, LLC (“SSEI”). This number consists of (i) 71,905 Class A Common shares held by Mr. Schottenstein directly; (ii) 26,100 Class A Common Shares held by the Jerome Schottenstein Fund A Revocable Trust, of which Mr. Schottenstein acts as co-trustee and has shared power to vote and dispose; (iii) 118,246 shares held by the Jay Schottenstein Revocable Trust 2009 of which Mr. Schottenstein is trustee and has sole power to vote and dispose; (iv) 63,754 shares held by the Lori Schottenstein 1984 Subchapter S Trust of which Mr. Schottenstein is co-trustee and has shared power to vote and dispose; (v) 56,814 shares held by the Saul Schottenstein Subchapter S Trust No. 4, of which Mr. Schottenstein is trustee and has sole power to vote and dispose; (vi) 293,092 Class A Common Shares held by SSEI; (vii) 3,406,598 Class A Common Shares held by Schottenstein RVI (Mr. Schottenstein is manager of Schottenstein RVI); (viii) 1,000,000 shares held by Schottenstein Realty, LLC of which Mr. Schottenstein is a member by virtue of various family trusts, a director, Chairman and Chief Executive Officer and has shared power to vote and dispose; (ix) 472,634 Class A Common Shares that Mr. Schottenstein has a right to purchase within 60 days of July 6, 2017; and (x) 1,780,899 Class A Common Shares held by Ann S. Deshe, Susan S. Diamond, their spouses, and certain of their lineal descendants and affiliates (the “Deshe/Diamond Affiliates”), of which Mr. Schottenstein has sole voting power pursuant to a voting agreement with the Deshe/Diamond Affiliates and other parties thereto (the Deshe/Diamond Voting Agreement).
Also included in the aggregate number of Class A Common Shares that Mr. Schottenstein beneficially owns are the following Class B Common Shares that may be converted into Class A Common Shares on a one-for-one basis at any time: (i) 71,905 Class B Common Shares held by Mr. Schottenstein directly; (ii) 293,092 Class B Common Shares held by SSEI; (iii) 3,463,162 Class B Common Shares held by the Deshe/Diamond Affiliates of which Mr. Schottenstein has sole voting power pursuant to the Deshe/Diamond Voting Agreement; and (iv) 3,891,995 Class B Common Shares held by Schottenstein RVI. After the offering, Mr. Schottenstein will continue to have sole voting power over all DSW Class A Shares owned by the Deshe/Diamond Affiliates, including those received pursuant to the share exchange agreement described herein.

Jay L. Schottenstein and certain of his affiliates, including Schottenstein Stores Corporation (“SSC”), Schottenstein SEI, LLC, and Schottenstein RVI, LLC and their affiliates (collectively, the “Schottenstein Affiliates”), are the controlling shareholders of our Company.
In the ordinary course of business, we have entered into a number of agreements with the Schottenstein Affiliates relating to our business and our relationship with these companies. We believe that each of the agreements entered into with these entities is on terms at least as favorable to us as could be obtained in an arm’s-length transaction with an unaffiliated third party. For fiscal 2016, we paid approximately $12.4 million in total fees, rents, and expenses to SSC and its affiliates. We lease certain store, office space, fulfillment center, warehouse and distribution center locations owned by the Schottenstein Affiliates. We also purchase merchandise from Schottenstein Affiliates. We also receive services from Schottenstein Affiliates pursuant to services agreements providing for management of properties, media services, consulting and professional services, and administrative services.
We have also entered into a registration rights agreement with SSC and its affiliates under which we agreed to register in specified circumstances certain registrable securities as described therein, and such Schottenstein Affiliates will be entitled to participate in the registrations initiated by other entities. We are also party to that certain master separation agreement dated as of July 5, 2005, as amended by Section 5.14 of that certain agreement and plan of merger dated February 8, 2011, which provides registration rights to the selling shareholders described in this prospectus supplement.
Jay L. Schottenstein has served as chairman of the board of directors of DSW since March 2005, and previously served as our chief executive officer from March 2005 to April 2009. He has been chairman of the board of directors of SSC since March 1992. Mr. Schottenstein also serves as the manager of Schottenstein RVI, LLC and Schottenstein SEI, LLC.
Information about the selling shareholders may change over time. Any changed information will be set forth to the extent provided to us by the selling shareholders in prospectus supplements, if and when necessary. Because the selling shareholders may sell, transfer or otherwise dispose of all, some, or none of the Class A Common Shares covered by this prospectus supplement and accompanying prospectus, or may acquire additional shares from us or in the market in the future, we cannot estimate the amount of the Class A Common Shares that will be held by the selling shareholders upon the termination of any particular offering. See “Plan of Distribution.”
We will provide to the selling shareholders copies of this prospectus supplement and accompanying prospectus and will take certain other actions as are required to permit unrestricted sales of the Class A Common Shares offered hereby.

PLAN OF DISTRIBUTION
The selling shareholders are selling the shares directly to the Buyers in a privately negotiated transaction in which no party is acting as an underwriter. Pursuant to a share exchange agreement, dated July 7, 2017, between the selling shareholders and the Buyers, the Buyers have agreed to purchase 3,463,162 of our Class A Common Shares in exchange for 3,463,162 of our Class B Common Shares. The Selling Shareholders will receive 3,463,162 Class B Common Shares in the sale and will not receive any monetary proceeds from the sale. The purchase of the shares is subject to the terms and conditions set forth in the share exchange agreement.

LEGAL MATTERS

Certain legal matters, including the validity of the Class A Common Shares offered pursuant to this prospectus supplement, will be passed upon for us by Porter Wright Morris & Arthur, LLP.
EXPERTS
The consolidated financial statements incorporated by reference in this prospectus supplement and accompanying prospectus from our Annual Report on Form 10-K for the year ended January 28, 2017, and the effectiveness of our internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
We incorporate by reference into this prospectus supplement the following documents (SEC file number 001-32545) that have been filed with the SEC (excluding any portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

•	our Annual Report on Form 10-K for the fiscal year ended January 28, 2017 (filed on March 23, 2017) (File No. 001-32545);

•	our Quarterly Report on Form 10-Q for the quarterly period ended April 29, 2017 (filed on May 25, 2017) (File No. 001-32545);

•	our Current Reports on Form 8-K, dated and filed (unless otherwise noted) on February 28, 2017, April 27, 2017, and May 24, 2017 (filed May 25, 2017)); and

•
the description of our Class A Common Shares that is contained in our registration statement on Form 8-A filed with the Commission on June 23, 2005 (File No. 001-32545) under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus supplement and accompanying prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.
We also incorporate by reference any future filings (excluding any portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we file a post-effective amendment which indicates the termination of the offering of the securities made by this prospectus supplement and accompanying prospectus. Information in such future filings updates and supplements the information provided in this prospectus supplement and accompanying prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.
We will provide to each person, including any beneficial owner, to whom a prospectus supplement and accompanying prospectus is delivered, without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement and accompanying prospectus but not delivered with the prospectus supplement and accompanying prospectus, including exhibits that are specifically incorporated by reference into such documents. Requests should be directed to:

DSW Inc.
810 DSW Drive
Columbus, Ohio 43219
Attn: Corporate Secretary
(614) 237-7100

PROSPECTUS

DSW Inc.
Class A Common Shares
without par value

________________

The selling shareholders to be named in a prospectus supplement may offer and sell from time to time our Class A Common Shares covered by this prospectus, in amounts, at prices and on terms that will be determined at the time of the offering and disclosed in a prospectus supplement.
Each time our Class A Common Shares are offered pursuant to this prospectus, we will provide a prospectus supplement. The prospectus supplement will contain more specific information about the offering and may also add, update or change information contained in this prospectus. This prospectus may not be used to sell securities without a prospectus supplement identifying the selling shareholders and describing the method and terms of the offering.
We are not selling any securities under this prospectus, and we will not receive any of the proceeds from the sale of the Class A Common Shares offered by this prospectus. We will bear all expenses incident to registration, offering and sale of Class A Common Shares to the public, other than commissions, fees and discounts of underwriters, brokers, dealers and agents.
Our Class A Common Shares are listed on the New York Stock Exchange under the symbol “DSW.” The closing market price of our Class A Common Shares on August 17, 2016, was $24.17 per share.
Our principal executive offices and headquarters are located 810 DSW Drive, Columbus, Ohio 43219, and our telephone number is (614) 237-7100.

An investment in our Class A Common Shares involves a high degree of risk. Before investing in our Class A Common Shares, we recommend that you carefully read this entire prospectus, including the information under the heading “Risk Factors” on page 3 and the risk factors included in our filings made with the Securities and Exchange Commission that are incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 18, 2016

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, on behalf of the selling shareholders using a continuous offering process. Under this continuous offering process, the selling shareholders may, from time to time, until the registration statement is withdrawn from registration by us, sell the Class A Common Shares being offered pursuant to this prospectus in one or more offerings. Each time our Class A Common Shares are offered under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering.
As permitted under the rules of the SEC, this prospectus incorporates important information about us that is contained in documents that we file with the SEC but that are not included in or delivered with this prospectus. You may obtain copies of these documents, without charge, from the website maintained by the SEC at www.sec.gov as well as other sources. See “Where You Can Find More Information.”
To the extent permitted by applicable law, rules or regulations, we may add, update or change the information contained in this prospectus by means of a prospectus supplement or post-effective amendments to the registration statement of which this prospectus forms a part, through filings we make with the SEC that are incorporated by reference into this prospectus or by another method as may then be permitted under applicable law, rules or regulations.
You should rely only on the information contained in this prospectus or any related prospectus supplement, including the content of all documents now or in the future incorporated by reference into the registration statement of which this prospectus forms a part. The selling shareholders may not authorize anyone to provide you with different information. We are not, and the selling shareholders are not, making an offer of the Class A Common Shares to be sold under this prospectus in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus or any related prospectus supplement is accurate as of any date other than the date on the front cover of this prospectus or the related prospectus supplement, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. Other than as required by law, we undertake no obligation to publicly update or revise such information, whether as a result of new information, future events or any other reason.
As used in this prospectus or any accompanying prospectus supplement, except as otherwise specified, all references to “DSW,” “registrant,” “Company,” “we,” “us,” “our,” and similar references are to DSW Inc., an Ohio corporation, and its consolidated subsidiaries.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in or incorporated by reference into this prospectus. Because this is only a summary, it does not contain all of the information that you should consider before investing in our Class A Common Shares. You should read this entire prospectus and the documents that we incorporate by reference into the prospectus, which documents are described under “Where You Can Find More Information” before making an investment decision. You should also carefully consider, among other things, the matters discussed in the section entitled “Risk Factors.”
DSW Inc.
We are the destination for fabulous brands at a great value every single day. With a breathtaking assortment of shoes, handbags and accessories for women, men and children in 480 stores nationwide as of June 7, 2016, and on dsw.com, we strive to delight customers with finding the perfect shoe at an incredible price. Our stores average approximately 21,000 square feet and carry approximately 21,500 pairs of shoes. In addition, our DSW Rewards loyalty program means shopping comes with perks; members earn points towards certificates every time they purchase. This combination of assortment, convenience and value differentiates us from our competitors and appeals to consumers from a broad range of socioeconomic and demographic backgrounds.
As a segment of our company, the Affiliated Business Group (“ABG”) partners with multi-category retailers to develop strategies and business models for targeted shoe assortments. ABG provides service to 385 store locations and e-commerce channels as of June 7, 2016, through leased partnerships with Stein Mart, Gordmans and Frugal Fannie's.
We also have an equity investment in Town Shoes Limited (“Town Shoes”). Town Shoes is the market leader in branded footwear in Canada, with sales of over $330 million CAD in its fiscal year ended January 2016. As of July 30, 2016, Town Shoes operated 186 locations across Canada under The Shoe Company, Shoe Warehouse, Town Shoes and DSW banners, as well as an e-commerce site. In 2014, we entered into a licensing agreement with Town Shoes, which allows Town Shoes to use the DSW Designer Shoe Warehouse tradename for its new larger concept Canadian stores. As of July 30, 2016, there are 17 DSW Designer Shoe Warehouse stores in Canada. We also own Ebuys, a leading off-price footwear and accessories retailer operating in digital marketplaces in North America, Europe, Australia and Asia.
To find out where you can obtain copies of our documents that have been incorporated by reference, see “Where You Can Find More Information.”
The Offering
This prospectus relates to the resale of our Class A Common Shares held by the selling shareholders identified in supplements to this prospectus. We will not receive any of the proceeds from the sale of these Class A Common Shares by the selling shareholders.

RISK FACTORS

Investing in our Class A Common Shares involves risk. Before making an investment decision, you should consider carefully all of the information set forth in this prospectus and the documents incorporated by reference into this prospectus, unless expressly provided otherwise, including, in particular, the risk factors described in our Annual Report on Form 10-K for the fiscal year ended January 30, 2016, our Quarterly Report on Form 10-Q for the quarter ended April 30, 2016, and certain of our other filings with the SEC. These risks could materially affect our business, results of operations or financial condition and cause the value of our Class A Common Shares to decline.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains or incorporates by reference what we believe are “forward-looking statements,” as that term is defined under the Private Securities Litigation Reform Act of 1995, based on current expectations that involve a number of risks and uncertainties. Such forward-looking statements are generally, though not always, preceded by words such as “anticipates,” “expects,” “believes,” “projects,” “intends,” “plans,” “estimates,” and similar terms that connote a view to the future and are not merely recitations of historical fact. Such statements are made solely on the basis of our current views and perceptions of future events, and there can be no assurance that such statements will prove to be true. Any or all of the forward-looking statements in this prospectus may turn out to be incorrect. They may be based on inaccurate assumptions or may not account for known or unknown risks and uncertainties. Consequently, no forward-looking statement is guaranteed, and our actual future results may vary materially from the results expressed or implied in our forward-looking statements. The cautionary statements in, or incorporated by reference into, this prospectus or any prospectus supplement expressly qualify all of our forward-looking statements. In addition, we are not obligated, and do not intend, to update any of our forward-looking statements at any time unless an update is required by applicable securities laws, and we make no commitment to disclose any facts, events, or circumstances that may affect the accuracy of any forward-looking statement. Further information covering issues that could materially affect financial performance is contained in our periodic filings with the SEC.
You should understand that the risks, uncertainties, factors and assumptions discussed in or incorporated by reference into this prospectus, including, but not limited to, the following important factors and assumptions, could cause actual results to differ materially from those expressed in the forward-looking statements:

•	our success in opening and operating new stores on a timely and profitable basis;

•	maintaining strong relationships with our vendors;

•	our ability to anticipate and respond to fashion trends;

•	our success in meeting customer expectations;

•	disruption of our distribution and/or fulfillment operations;

•	continuation of supply agreements and the financial condition of our affiliated business partners;

•	fluctuation of our comparable sales and quarterly financial performance;

•	risks related to our information systems and data;

•	failure to retain our key executives or attract qualified new personnel;

•	our competitiveness with respect to style, price, brand availability and customer service;

•	our reliance on our DSW Rewards program and marketing to drive traffic, sales and customer loyalty;

•	uncertain general economic conditions;

•	our reliance on foreign sources for merchandise and risks inherent to international trade;

•	risks related to our handling of sensitive and confidential data;

•	risks related to leases of our properties;

•	risks related to prior and current acquisitions;

•	foreign currency exchange risk; and

•	risks related to our cash and investments.

USE OF PROCEEDS

The proceeds from the sale of the Class A Common Shares to which this prospectus relates are solely for the account of the selling shareholders. We will not receive any proceeds from the sale of Class A Common Shares offered pursuant to this prospectus.
SELLING SHAREHOLDERS

We may register Class A Common Shares covered by this prospectus for re-offers and resales by any selling shareholders to be named in a prospectus supplement. We are a well-known seasoned issuer, as defined in Rule 405 of the Securities Act, we may add secondary sales of Class A Common Shares by any selling shareholders by filing a prospectus supplement with the SEC. We may register these shares to permit selling shareholders to resell their shares when they deem appropriate. A selling shareholder may resell all, a portion or none of such shareholder's shares at any time and from time to time. The selling shareholders may not sell any Class A Common Shares pursuant to this prospectus until we have identified such selling shareholders and the shares being offered for resale by such selling shareholders in a subsequent prospectus supplement. Selling shareholders may also sell, transfer or otherwise dispose of some or all of their Class A Common Shares in transactions exempt from the registration requirements of the Securities Act. We do not know when or in what amounts the selling shareholders may offer shares for sale under this prospectus and any prospectus supplement. We will not receive any proceeds from any sale of shares by a selling shareholder under this prospectus and any prospectus supplement. We may pay all expenses incurred with respect to the registration of the Class A Common Shares owned by the selling shareholders, other than underwriting fees, discounts or commissions, which will be borne by the selling shareholders.
The applicable prospectus supplement will also disclose whether any of the selling shareholders has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the prospectus supplement.
We will provide to the selling shareholders copies of this prospectus and any applicable prospectus supplement and will take certain other actions as are required to permit unrestricted sales of the Class A Common Shares offered hereby.

PLAN OF DISTRIBUTION

We are registering our Class A Common Shares on behalf of the selling shareholders. The selling shareholders will act independently of us in making their respective decisions with respect to the timing, manner and size of any sale. The selling shareholders may, from time to time, sell any or all of the Class A Common Shares beneficially owned by them and offered hereby directly to a number of purchasers or a single purchaser, or through one or more underwriters, broker-dealers or agents. Each selling shareholder will be responsible for its portion of commissions charged by such broker-dealers or agents or underwriting discounts. The Class A Common Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices.
The selling shareholders may use any one or more of the following methods when selling the Class A Common Shares:

•
through underwriters, brokers or dealers or agents (who may act as agent or principal and who may receive compensation in the form of discounts, concessions or commissions from the selling shareholders, the purchaser or such other persons who may be effecting such sales) for resale to the public or to institutional investors at various times;

•
through negotiated transactions, including, but not limited to block trades in which the broker or dealer so engaged will attempt to sell the Class A Common Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through purchases by a broker or dealer as principal and resale by that broker or dealer for its account;

•
on any national securities exchange or quotation service on which the Class A Common Shares may be listed or quoted at the time of sale at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices;

•	in private transactions other than exchange or quotation service transactions;

•
through short sales, purchases or sales of put, call or other types of options, forward delivery contracts, swaps, offerings of structured equity-linked securities or other derivative transactions or securities;

•	in hedging transactions, including, but not limited to:

◦	transactions with a broker-dealer or its affiliate, whereby the broker-dealer or its affiliate will engage in short sales of shares and may use shares to close out its short position;

◦	options or other types of transactions that require the delivery of shares to a broker-dealer or an affiliate thereof, who will then resell or transfer the shares; or

◦	loans or pledges of shares to a broker-dealer or an affiliate, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares;

•	through offerings of securities exercisable, convertible or exchangeable for shares, including, without limitation, securities issued by trusts, investment companies or other entities;

•	through offerings directly to one or more purchasers, including institutional investors;

•	through ordinary brokerage transactions and transactions in which a broker solicits purchasers;

•	through a combination of any such methods of sale; or

•	through any other method permitted under applicable law.

To the extent required with respect to a particular sale, the number of our Class A Common Shares to be sold, the names of the selling shareholders, the respective purchase prices and public offering prices, the names of any underwriter, agent or dealer and any applicable commissions or discounts will be set forth in an accompanying supplement to this prospectus.
Additionally, each selling shareholder may resell all or a portion of its Class A Common Shares in open market transactions in reliance upon Rule 144 under the Securities Act provided it meets the criteria and conforms to the requirements of Rule 144.
The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the Class A Common Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares, from time to time, under this prospectus, or under a supplement to this prospectus to include the pledgee, transferee, donee or other successor-in-interest as selling shareholder under this prospectus. The selling shareholders also may transfer the Class A Common Shares in other circumstances, in which case the pledgees, assignees, transferees, donees or other successors-in-interest may be the selling beneficial owners for purposes of this prospectus.
In connection with the sale of the Class A Common Shares, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Class A Common Shares in the course of hedging the positions they assume. The selling shareholders may also sell our Class A Common Shares short and deliver these securities to close out their short positions, or loan or pledge the Class A Common Shares to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Class A Common Shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

LEGAL MATTERS

Certain legal matters, including the validity of the Class A Common Shares offered pursuant to this prospectus, will be passed upon for us by Porter Wright Morris & Arthur, LLP.
EXPERTS

The consolidated financial statements incorporated by reference in this registration statement from our Annual Report on Form 10-K for the year ended January 30, 2016, and the effectiveness of our internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION

We file with the SEC our proxy statement and other information, and annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, which we refer to as the Exchange Act. We make available on or through our website, www.dsw.com, free of charge, copies of these statements and reports as soon as reasonably practicable after we electronically file or furnish them to the SEC. You can also request copies of such documents by contacting us at (614) 237-7100. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including DSW. The SEC’s internet site can be found at http://www.sec.gov.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
We incorporate by reference into this prospectus the following documents (SEC file number 001-32545) that have been filed with the SEC (excluding any portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

•	our Annual Report on Form 10-K for the fiscal year ended January 30, 2016 (filed on March 24, 2016) (File No. 001-32545);

•	our Quarterly Report on Form 10-Q for the quarterly period ended April 30, 2016 (filed on June 2, 2016) (File No. 001-32545);

•
our Current Reports on Form 8-K, dated and filed (unless otherwise noted) on June 8, 2016 (filed June 9, 2016), June 6, 2016, May 24, 2016, May 10, 2016, March 15, 2016, March 4, 2016 (filed March 8, 2016), and February 16, 2016 (filed February 17, 2016); and

•
the description of our Class A Common Shares that is contained in our registration statement on Form 8-A filed with the Commission on June 23, 2005 (File No. 001-32545) under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.
We also incorporate by reference any future filings (excluding any portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we file a post-effective amendment which indicates the termination of the offering of the securities made by this prospectus. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. Requests should be directed to:
DSW Inc.
810 DSW Drive
Columbus, Ohio 43219
Attn: Corporate Secretary
(614) 237-7100